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                                                                EXHIBIT 5.1

                         [RAYTHEON COMPANY LETTERHEAD]


                                                May 23, 1997


Raytheon Company
141 Spring Street
Lexington, MA 02173

Ladies and Gentlemen:

        I am Vice President and General Counsel of Raytheon Company, a Delaware Corporation (the "Company") and am rendering this opinion in connection with a registration statement on Form S-3 (the "Registration Statement") of the Company being filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $3,000,000,000 aggregate initial offering price of the following Securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and collectively with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) shares of serial preferred stock, without par value, (the "Preferred Stock"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) shares of common stock, $1.00 par value per share (the "Common Stock"), and (vii) warrants to purchase shares of Common Stock (the "Common Stock Warrants" and collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"), for issuance from time to time pursuant to Rule 415 under the Securities Act.

        As Vice President and General Counsel of the Company, I have examined and am familiar with the Restated Certificate of Incorporation of the Company. I am also familiar with the corporate proceedings taken by the Board of Directors of the Company to authorize the Registration Statement.

        In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

        Based upon the foregoing, I am of the opinion that:

        1. The Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against payment therefor or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or



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other laws affecting creditors' rights generally from time to time in effect.

        2. The shares of Preferred Stock, registered under the Registration Statement, when duly authorized and issued against payment therefor, or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

        3. The shares of Common Stock registered under the Registration Statement, when duly authorized and issued for consideration having a value not less than the par value thereof, or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

        4. The Warrants registered under the Registration Statement, when duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, will be legally issued.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Offered Securities" in the Prospectus constituting a part of this Registration Statement.


                                           Very truly yours,

                                           /s/ Thomas D. Hyde

                                           Thomas D. Hyde
                                           Vice President and General Counsel